EvergreenBancorp Files SEC Registration for Common Stock Offering

SEATTLE, WA — (MARKETWIRE) – September 5, 2006 – EvergreenBancorp, Inc (the “Company”) (OTCBB:EVGG) announced a proposed offering of 666,667 shares of its common stock at $15.00 per share.

The Company intends to use the net proceeds of the offering to support its growth, including branch expansion and/or acquisitions.

The offering will begin as soon as practicable following the effectiveness of a registration statement relating to the offering, which was filed with the Securities and Exchange Commission on September 1, 2006. The offering, which will be made to the Company’s shareholders and the public, will continue for 60 days, unless terminated earlier or extended by the Company.

Headquartered in Seattle, Washington, the Company is a bank holding company formed in 2001 to hold all of the stock of EvergreenBank. EvergreenBank, founded in 1971, is a community bank with six offices in Seattle, Bellevue, Lynnwood, and Federal Way, Washington.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

A written prospectus may be obtained from the Company, 301 Eastlake Avenue East, Seattle, Washington, 98109-5407, Attention: Denice Town. Requested prospectuses will be provided following the effectiveness of the registration statement filed with the Securities and Exchange Commission in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions, including stock market conditions, which could cause actual results to differ materially from those expressed or implied by the statements herein.